UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016 (February 23, 2016)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Grant of 2016 LTIP. Consistent with past practice, on February 23, 2016, Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board of Directors of ACI Worldwide, Inc. (the “Company”) granted awards of performance shares (“Performance Shares”) and nonqualified stock options as part of the 2016 long-term incentive program (the “2016 LTIP”). The Performance Shares comprised 60% of the grant value delivered pursuant to the 2016 LTIP awards and the nonqualified stock options comprised 40% of the grant value delivered pursuant to the 2016 LTIP awards. Each of the following executives who were listed as named executive officers in the Company’s proxy statement for its 2015 annual meeting of stockholders (the “Named Executive Officers”) were granted Performance Shares using the Company’s form of Performance Shares Agreement.

Name	Number of Targeted Performance Shares (assumes 100% attainment of performance goals)
Philip G. Heasley, President and Chief Executive Officer	134,153
Scott W. Behrens, Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer	33,538
Daniel Frate, Group President, Customer Management and Maintenance	33,538
Carolyn Homberger, Group President, ACI On Demand	33,538

Performance Shares under the 2016 LTIP are earned based upon the achievement, over a three-year period (the “Performance Period”), of performance goals relating to the following: (1) a revenue growth metric (the “Revenue Growth Metric”) and (2) the Company’s cumulative earnings before interest, taxes, depreciation and amortization over the Performance Period (“Cumulative EBITDA”).

The grantees will earn the Performance Shares only if both the Revenue Growth Metric and Cumulative EBITDA performance goals exceed threshold performance levels. If the Company achieves the threshold performance level for both the Revenue Growth Metric and Cumulative EBITDA, then grantees will earn Performance Shares based on a performance matrix that provides 50% of the awarded Performance Shares are earned for threshold performance, 100% of the awarded Performance Shares are earned for target performance and 200% of Performance Shares are earned for performance at or above the maximum level and other specified earning percentages based on the actual performance of the Company against the performance goals. If the achievement of the Revenue Growth Metric and Cumulative EBITDA performance goals fall between the specified percentage ranges set forth in the performance matrix, the Compensation Committee will determine the award percentage earned by mathematical interpolation and rounded to the nearest whole share.

The 2016 LTIP awards also included a grant of nonqualified stock options representing 40% of the 2016 LTIP’s grant value to executives which stock options were granted using the Company’s form of Non-Qualified Stock Option Agreement. These stock options are scheduled to vest in three equal installments on the first, second and third anniversary of the grant date.

Grant of 2016 CEO Supplemental LTIP. Pursuant to Section 4(c) of the Amended and Restated Employment Agreement effective January 7, 2016 between the Company and Philip G. Heasley, on February 23, 2016, the Compensation Committee granted Mr. Heasley a supplemental long-term incentive program (the “2016 CEO Supplemental LTIP”) consisting of Supplemental Performance Shares and Supplemental Stock Options. The 2016 CEO Supplemental LTIP had a grant date fair value of $1 million. Mr. Heasley was granted 33,538 Supplemental Performance Shares, comprising 60% of the grant date value delivered, and 72,333 Supplemental Stock Options, comprising 40% of the grant date value delivered.

The Supplemental Performance Shares were granted using the Company’s form of Supplemental Performance Shares Agreement. The Supplemental Performance Shares will vest, if at all, at 100% of the amount granted. The performance period for the Supplement Performance Shares is January 1, 2016 to December 31, 2020. Vesting of the Performance Shares is subject to (i) the successful appointment of and transition to a successor to the CEO position, and in connection with such transition, the development of an effective and capable management organization that will be prepared to lead the Company to continued success and (ii) the Company achieving its 60-month backlog goal at December 31, 2016.

The Supplemental Stock Options were granted using the Company’s form of Supplemental Stock Option Agreement. The Supplemental Stock Option vest on the fifth anniversary of the grant date and will continue to vest if Mr. Heasley retires from the Company after January 7, 2019.

Restricted Share Awards. On February 23, 2016, in connection with the Compensation Committee’s consideration of the Company’s 2015 performance and the Company’s 2015 Executive Management Incentive Compensation plan the Compensation Committee determined to grant restricted shares to the Named Executive Officers as set forth in the below table as retention awards. These restricted shares vest with respect to 50% of the the restricted shares on July 1, 2016 and with respect to the other 50% of the restricted shares on July 1, 2017.

Name	Number of Restricted Shares
Philip G. Heasley, President and Chief Executive Officer	30,128
Scott W. Behrens, Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer	14,673
Daniel Frate, Group President, Customer Management and Maintenance	16,042
Carolyn Homberger, Group President, ACI On Demand	11,738

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: February 29, 2016	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President